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                                                                       EXHIBIT 5

                        [AGL RESOURCES INC. LETTERHEAD]

                                 May 12, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re:  AGL Resources Inc.
          Registration Statement on Form S-8 in connection with the Nonqualified Savings Plan

Ladies and Gentlemen:

     I serve as an in-house attorney with AGL Resources Inc. ("Resources"), a Georgia corporation and the holding company for Atlanta Gas Light Company. I have acted as counsel to Resources in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"), pursuant to which Resources intends to register under the Securities Act of 1933, as amended, $2,000,000 of Deferred Compensation Obligations (the "Obligations"), which represent unsecured obligations of Resources to pay deferred compensation in the future in accordance with the terms of the AGL Resources Inc. Nonqualified Savings Plan (the "Plan"). The opinion hereinafter set forth is given pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     As Vice President and Corporate Secretary Resources, I am generally familiar with the corporate affairs of Resources and its subsidiaries and the terms of the Plan. In rendering the opinion set forth below, I have examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances to provide a basis for the opinion, including without limitation the Plan.

     The opinion is furnished for the benefit of the Commission solely with regard to the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by, or filed with, any other person or entity without the prior written permission of Resources.

     I am admitted to the Bar of the State of Georgia and am duly qualified to practice law in that state. No opinion is expressed herein concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Obligations pursuant to the Plan. The opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the
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Securities and Exchange Commission
May 12, 1997
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date hereof, and any obligation to advise you of changes to such pertinent laws or facts after the date hereof is expressly disclaimed.

     Based upon and subject to the foregoing, I am of the opinion that the Obligations, when issued in accordance with the terms of the Plan, will be validly issued and will be binding obligations of Resources, enforceable against Resources in accordance with their terms, except to the extent that:

          (i) the enforceability thereof is subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors;

          (ii) the enforceability thereof might be limited by general principles of equity, regardless of whether such enforceability is considered by a court of law or equity;

          (iii) the enforceability of provisions in the Plan that (a) determinations by a party or a party's designee are conclusive, (b) the Plan may be modified only in writing, and (c) provide for choice of governing law might be limited; and

          (iv) the enforceability may be limited by applicable state law and judicial decisions which will not, in my opinion, materially interfere with the practical realization of the benefits or the security intended to be provided by the Obligations.

     I hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ Melanie M. Platt
                                    Melanie M. Platt, Esq.
                                    Vice President and Corporate Secretary